UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2023

Next Bridge Hydrocarbons, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction
of incorporation)

333-266143	87-2538731
(Commission File Number)	(IRS Employer Identification No.)

6300 Ridglea Place, Suite 950 Fort Worth, Texas	76116
(Address of principal executive offices)	(Zip Code)

(817) 438-1937
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2023, Next Bridge Hydrocarbons, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) voted to increase the size of the Board to six members and appoint Gregory McCabe to fill the newly created directorship as a director and as the Chairman of the Board to be effective on June 20, 2023, and to serve until the Company's 2023 Annual Meeting (when he will stand for election). In connection with such appointment as Chairman of the Board, Clifton DuBose, Jr. will step down as the Chairman, but he will continue to serve as a director as well as the Chief Executive Officer of the Company. Mr. DuBose will also continue to serve as a member of the Environmental, Social and Governance Committee of the Board. Mr. DuBose’s decision to resign as Chairman is not the result of any disagreement with the Company or the Board.

Mr. McCabe will be compensated in accordance with the Company’s standard compensation policies and practices for non-employee members of the Board. There are no arrangements or understandings between Mr. McCabe and any other person pursuant to which Mr. McCabe was appointed as a director.

Transactions with Mr. McCabe

Mr. McCabe is a significant shareholder of the Company, holding 27.8% of the outstanding shares of common stock of the Company as of March 31, 2023.

Acquisition of Working Interests

In connection with the terms of the Purchase Agreement, dated August 7, 2014, among Hudspeth Oil Corporation (“Hudspeth”), McCabe Petroleum Corporation (“MPC”) and Mr. McCabe and pursuant to the Participation Agreement, dated September 23, 2014, by and between MPC, Mr. McCabe and Hudspeth, Mr. McCabe has, at his option, a 10% working interest back-in after payout and a reversionary interest if drilling obligations are not met, all under the terms and conditions of a participation and development agreement among Hudspeth, MPC and Mr. McCabe. Mr. McCabe also holds a 4.5% overriding royalty interest in the Orogrande acreage.

Pursuant to the Settlement & Purchase Agreement with Founders Oil & Gas Operating, LLC, whereby Hudspeth and Wolfbone Investments LLC (“Wolfbone”), subsidiaries of the Company, obtained a collective 50% working interest in the oil and gas leases of the Orogrande Project, with each entity receiving 25% working interest.

Under that certain Farmout Agreement, by and among Hudspeth, Pandora Energy LP, Founders Oil & Gas, LLC, MPC and Mr. McCabe dated as of September 23, 2015, as amended, future well capital spending obligations remained the same 50% contribution from Hudspeth and 50% from Wolfbone until such time as the $40.5 million to be spent on the project. With such $40.5 million threshold being met, Wolfbone will bear 25% of the costs of the wells being drilled in the Orogrande acreage going forward provided that Wolfbone elects to participate in drilling such wells.

Additionally, Mr. McCabe owns a controlling interest in Magdalena, an entity that holds a 4.5% overriding royalty interest in the Orogrande acreage. Magdalena’s overriding royalty interest in the Orogrande acreage, which was obtained prior to, and was not a part of any of the transactions with the Company or its subsidiaries.

Torchlight Energy Inc., a subsidiary of the Company, previously acquired from MPC a 66.66% working interest in approximately 12,000 acres in the Midland Basin. As part of that transaction, MPC, Torchlight Energy Inc. and Imperial Exploration, LLC entered into a Participation Agreement effective as of May 1, 2016. MPC and another unrelated working interest owner retained a back-in after payout working interest of 25% in that same acreage, and the interest will be triggered back to MPC upon the proceeds from production equal the costs of developing the project area.

On December 21, 2022, the Company entered into a Merger Agreement, pursuant to which in a series of transactions the Orogrande Properties (as defined in the Merger Agreement) owned by Wolfbone were assigned to Hudspeth (or its designated assignee) in consideration of (1) treating the Orogrande Obligations (as defined in the Merger Agreement) as having been irrevocably satisfied and discharged in full with respect to MPC and (2) an issuance of 56,297,638 shares of our common stock to Mr. McCabe (such series of transactions collectively, the “Merger”). The Merger was completed in April 2023 in accordance with the Texas Business Organizations Code, whereby Wolfbone became a direct and wholly-owned subsidiary of the Company and the Company acquired Wolfbone’s 22.6249% working interest in the oil and natural gas properties covering approximately 134,000 acres located in the Orogrande Basin in West Texas in Hudspeth County, Texas.

Reimbursement Obligations

Pursuant to an Option Agreement, dated August 13, 2020, by and among Masterson Hazel Partners, LP, Torchlight Energy, Inc. and Torchlight Hazel, LLC, Masterson Hazel Partners, LP is entitled to reimbursement for its cost of the development activity to the extent that the wells produced revenues beyond the date of the option’s lapse until the total amount of development expenses are reimbursed. As of March 31, 2023, there was an outstanding cost reimbursement balance in the amount of $3,671,688. Additionally, MPC holds a reversionary interest burdening our proportionate interest in the Hazel Project of 20% pursuant to the terms of the Option Agreement.

The Company’s 2022 Note

On December 22, 2022, the Company issued an unsecured promissory note in the principal amount of up to $20 million in favor of Mr. McCabe (the “2022 Note”). The 2022 Note bears interest at 5% per annum, computed on the basis of a 365-day year, maturing October 3, 2023. As of March 31, 2023, the Company had $16,875,000 in principal amount outstanding and $3,125,000 of available borrowings under the 2022 Note.

A copy of the press release announcing the appointment of Mr. McCabe is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit
Number	Description

99.1	Press release dated June 21, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT BRIDGE HYDROCARBONS, INC.

Date: June 20, 2023	By:	/s/ Clifton DuBose, Jr.
		Name:	Clifton DuBose, Jr.
		Title:	Chief Executive Officer